UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

AN2 Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AN2 Therapeutics, Inc. Important Notice Regarding the Availability AN2 Therapeutics of Proxy Materials Stockholders Meeting to be held on June 7, 2023 For Stockholders of record as of April 19, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. P.0. BOX 8016, CARY, NC 27512-9903 To view the proxy materials, which include the Notice and Proxy Statement and Annual Report, and to obtain directions to attend the meeting, go to: www.proxydocs.com/ANTX.To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. CONTROL NUMBER: For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/ANTX. Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials, which include the Notice and Proxy Statement and Annual Report, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 26, 2023. To order paper materials, use one of the following methods. INTERNET TELEPHONE * E-MAIL www.investorelections.com/ANTX (866) 648-133 paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. *if requesting material by e -mail please send a blank e -mail with the 12 digit control number (located above ) in the subject ine. No other requests, instructions OR other inquiries should be included with your e-mail requesting material AN2 Therapeutics, Inc. Meeting Type: Annual Meeting of Stockholders Date: Wednesday, June 7, 2023 Time: 8:00 AM, Pacific Time Place: 1800 EI Camino Real, Suite D Menlo Park, California 94027 SEE REVERSE FOR FULL AGENDA

AN2 Therapeutics, Inc.2023 Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: "FOR" each of the nominees in Proposal 1 and "FOR" Proposal 2 PROPOSAL 1. To elect the nominees Kabeer Aziz, Gilbert Lynn Marks, M.D. and Rob Read n our, Ph.D. as Class | directors until the 2026 annual meeting of stockholders or until their respective successors have been elected or appointed 1.01 Kabeer Aziz 1.02 Gilbert Lynn Marks, M.D.1.03 Rob Readnour, Ph.D.2 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.Note: In their discretion, the proxies are authorized to vote upon such other business properly brought before the Annual Meeting or any adjoumments or postponements thereof.